UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2007

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-02979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94163

(Address of principal executive offices) (Zip Code)

1-866-249-3302

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The Company held its annual meeting of stockholders on April 24, 2007. At the meeting, stockholders elected all 16 of the directors nominated by the Board of Directors and ratified the appointment of KPMG LLP as independent auditors for 2007. Each director received a greater number of votes cast “for” his or her election than votes cast “against” his or her election. The stockholder proposal regarding emission reduction goals for the Company and its customers was withdrawn before the meeting. The stockholders rejected the four stockholder proposals presented at the meeting as follows:

Stockholder Proposal Regarding Separation of Board Chair and CEO Positions

For	Against	Abstentions	Broker Non-Votes
971,756,881	1,580,843,507	33,822,970	361,146,362

Stockholder Proposal Regarding an Advisory Vote on Executive Compensation

For	Against	Abstentions	Broker Non-Votes
855,236,584	1,581,645,661	149,541,113	361,146,362

Stockholder Proposal Regarding Adoption of a Policy Limiting Benefits Under Supplemental Executive Retirement Plan

For	Against	Abstentions	Broker Non-Votes
696,703,268	1,843,000,044	46,720,046	361,146,362

Stockholder Proposal Regarding a Report on Home Mortgage Disclosure Act (HMDA) Data

For	Against	Abstentions	Broker Non-Votes
181,727,257	2,017,038,069	387,619,278	361,146,362

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2007	WELLS FARGO & COMPANY

	By:	/s/ James M. Strother
James M. Strother
Executive Vice President and General Counsel